Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 2006, relating to the consolidated statements of operations and comprehensive income (loss), cash flows and changes in shareholders’ equity (deficit) for the year ended December 31, 2005, which appears in R.H. Donnelley’s Annual Report on Form 10-K for the year ended December 31, 2007.
/s/ PricewaterhouseCoopers LLP
Raleigh, NC
November 21, 2008